UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2020

NewAge, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, CO 80202
(Address of principal executive offices) (Zip Code)

(303) 566-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2020 (the “Closing Date”), NewAge, Inc. (the “Company”) entered into a letter agreement (the “Waiver Letter”), by and among the Company, Frederick W. Cooper in his capacity as the Sellers Agent (the “Sellers Agent”), and Ariix, LLC (“Ariix”). The Waiver Letter amends the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated September 30, 2020, by and among the Company, Ariel Merger Sub, LLC (“Merger Sub”), Ariel Merger Sub 2, LLC (“Merger Sub 2”), Ariix, certain members of Ariix (the “Sellers”) and the Sellers Agent, pursuant to which the Company agreed to acquire Ariix, which owns five brands in the e-commerce and direct selling channels, including Ariix, Zennoa, Limu, MaVie, and Shannen, subject to the conditions and terms set forth therein (the “Acquisition”). Capitalized terms used but not defined in this Item 1.01 have the respective meanings set forth in the Merger Agreement.

The Waiver Letter provides that the Company, the Sellers and the Sellers Agent waive the payment of the Merger Consideration, including the payment of certain cash and stock consideration on the Closing Date. In lieu thereof, the Merger Consideration is amended as follows:

(a) The Company agrees to pay $10,000,000 to the members of Ariix (the “Members”) within two business days of the later of (x) the date that the Sellers and Ariix satisfy the conditions related to the delivery of financial statements to the Company as set forth in Sections 7.2(e) and (f) of the Merger Agreement (as modified by the Waiver Letter) (the “Financial Statements Delivery Date”) and (y) the date that the Company repays its credit facility with East West Bank.

(b) On the Closing Date, in addition to 16,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (as modified by the Waiver Letter, the “Closing Stock Consideration”), the Company shall issue 3,703,703 shares of Common Stock (the “Additional Closing Shares”) to certain Members.

(c) On the date that is 30 days after Shareholder Approval, in addition to issuing 7,000,000 shares of Common Stock to Frederick W. Cooper (the Thirty-Day Stock Consideration) and 1,666,667 shares of Common Stock as Severance Stock, the Company shall issue to certain Members 3,000,000 shares of Common Stock.

(d) On the six-month anniversary of the Closing Date, the Company shall pay the Six-Month Anniversary Cash Consideration of $10,000,000 to certain Members.

The Waiver Letter provides that, within 30 days after the Financial Statements Delivery Date and the Company’s filing of a Current Report on Form 8-K/A containing financial statements, the Company shall file a Registration Statement on Form S-3 to register the resale of the Additional Closing Shares. In addition, the Company waives Ariix’s and the Sellers’ performance of the closing conditions in Section 6.1(d), (e), (f), (g), (h) and (l) and Section 7.2(e) and (f) of the Merger Agreement (the “Conditions”) prior to the Closing Date, provided that the Sellers shall use their best efforts to satisfy the Conditions as quickly as possible. The Waiver Letter also provides that, subject to certain exceptions, the Sellers shall indemnify the Company against certain losses arising from or related to their failure to satisfy the Conditions as of the Closing Date or by failing to use their best efforts to satisfy the Conditions thereafter.

This summary of the Waiver Letter in this Current Report on Form 8-K is qualified by reference to the full text of the Waiver Letter, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its previously announced Acquisition of Ariix, which owns five brands in the e-commerce and direct selling channels, including Ariix, Zennoa, Limu, MaVie, and Shannen, subject to the conditions and terms set forth in the Merger Agreement, as amended by the Waiver Letter (the “Amended Merger Agreement”). Pursuant to the Amended Merger Agreement, on the Closing Date, Ariix merged with Merger Sub, with Ariix as the surviving entity and a wholly-owned subsidiary of the Company. Subsequently, Ariix merged with and into Merger Sub 2, which was the surviving entity and is a wholly-owned subsidiary of the Company.

The consideration for the Acquisition is being paid in a combination of up to $20 million in cash and approximately 58.1 million shares of Common Stock, subject to certain adjustments and conditions as described further below. On the Closing Date, the Company issued 16 million shares of Common Stock (the Closing Stock Consideration) and 3.7 million shares of Common Stock (the Additional Closing Shares) to the Members. Within two business days of the later of the Financial Statements Delivery Date and the date that the Company repays its credit facility, the Company will pay $10 million to the Members. Thirty days after shareholder approval of the issuance of the post-closing Common Stock, the Company will issue seven million shares of Common Stock to Frederick W. Cooper, up to 1.67 million shares of Common Stock in severance payments and an additional three million shares of Common Stock to certain Members. On the six-month anniversary of the Closing Date, the Company will, at its option, pay $10 million in cash or issue shares of Common Stock with a 5-Day VWAP value of $10 million. On the first anniversary of the Closing Date, subject to shareholder approval, the Company will issue 25.5 million shares of Common Stock. On the 14-month anniversary of the Closing Date, subject to shareholder approval, the Company will issue 2.9 million shares of Common Stock. If the Company fails to receive shareholder approval for the issuance of the Common Stock at three shareholders meetings held for the purpose of obtaining such approval, the Company will pay, within 90 days of the third shareholders meeting, $141,015,000 to the Members, $12,250,000 to Frederick W. Cooper, and up to $10,000,000 in severance payments. The number of shares of Common Stock issuable is subject to adjustment based on the working capital of Ariix at the Closing Date.

The foregoing description of the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 1, 2020, and the Waiver Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, both of which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Amended Merger Agreement, on November 13, 2020, Reginald Kapteyn, who serves on the Audit Committee and Compensation Committee, advised the Company’s Board of Directors (the “Board”) that, as of the Closing Date, he will resign from the Board and from all committees of the Board on which he served.

On November 13, 2020, in connection with the Amended Merger Agreement, the Board appointed Frederick W. Cooper, the chief executive officer of Ariix, to fill the vacancy on the Board effective as of the Closing Date. Mr. Cooper will receive compensation for his services on the Board in the form of annual retainers and restricted stock, all as described under the capital “Director Compensation” of the Company’s proxy statement that was filed on June 1, 2020, or as otherwise determined by the Board.

Item 7.01 Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. The Company intends to file the financial statements required by Item 9.01(a), if required, in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b)	Pro forma financial information. The Company intends to file the pro forma financial information required by Item 9.01(b), if required, in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)	Exhibits.

Number	Description

10.1	Letter Agreement, dated November 16, 2020, by and among NewAge, Inc., Frederick Cooper as the Sellers Agent, and Ariix, LLC.

99.1	Press Release, dated November 16, 2020

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAge, Inc.

Date: November 16, 2020	By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer